Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-60126 on Form S-8 of our reports dated February 26, 2007, relating to the consolidated financial statements of W Holding Company, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of W Holding Company, Inc. for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP
San Juan, Puerto Rico
February 26, 2007
Stamp No. 2194021
affixed to original.